
<ARTICLE> 5
<LEGEND>
                                                      Exhibit 27(i)
                   THE STANLEY WORKS AND SUBSIDIARIES
                     RESTATED FINANCIAL DATA SCHEDULE
This schedule contains summary financial information extracted from The
Stanley Works and Subsidiaries Consolidated Balance Sheets and Statements of Earnings and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                              3-MOS                   6-MOS                   9-MOS
<FISCAL-YEAR-END>                          DEC-28-1996             DEC-28-1996             DEC-28-1996
<PERIOD-END>                               MAR-30-1996             JUN-29-1996             SEP-28-1996
<CASH>                                          39,300                  79,500                  85,000
<SECURITIES>                                         0                       0                       0
<RECEIVABLES>                                  454,900                 454,200                 473,800
<ALLOWANCES>                                         0                       0                       0
<INVENTORY>                                    335,200                 344,400                 342,400
<CURRENT-ASSETS>                               875,200                 920,400                 941,000
<PP&E>                                       1,196,400<F2>           1,202,000<F2>           1,219,100<F2>
<DEPRECIATION>                                 641,700<F2>             646,000<F2>             656,500<F2>
<TOTAL-ASSETS>                               1,628,400               1,668,600               1,689,600
<CURRENT-LIABILITIES>                          348,400                 371,400                 397,300
<BONDS>                                        384,000                 373,300                 350,600
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                       230,800                 230,900                 230,900
<OTHER-SE>                                     512,500                 534,800                 556,800
<TOTAL-LIABILITY-AND-EQUITY>                 1,628,400               1,668,600               1,689,600
<SALES>                                        635,300               1,312,500               1,985,400
<TOTAL-REVENUES>                               635,300               1,312,500               1,985,400
<CGS>                                          429,300                 882,300               1,330,700
<TOTAL-COSTS>                                  429,300                 882,300               1,330,700
<OTHER-EXPENSES>                                     0                       0                       0
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                               6,500                  11,900                  17,100
<INCOME-PRETAX>                                 47,000                 104,500                 163,500
<INCOME-TAX>                                    17,400                  42,300                  63,600
<INCOME-CONTINUING>                             29,600                  62,200                  99,900
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                    29,600                  62,200                  99,900
<EPS-PRIMARY>                                      .33<F1>                 .70<F1>                1.12<F1>
<EPS-DILUTED>                                        0                       0                       0

<F1>The above Financial Data Schedule includes the effect of the two-for-one stock split declared on April 17, 1996. Prior period Financial Data Schedules have not been restated for this stock split.
<F2>In December 1996, the company restated Property, Plant and Equipment and its related Accumulated Depreciation and Amortization to include capitalized computer software costs. The above Financial Data Schedule has been restated to reflect this change.


